Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-67809, No. 333-67829, No. 333-79967, No. 333-39724 and No. 333-67390) and Form S-3 (No. 333-09499, No. 333-58479 and 333-39704) of CTN Media Group, Inc., formerly College Television Network, Inc., of our report dated April 1, 2002 relating to the financial statements which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Atlanta, Georgia

April 1, 2002